                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





                                               LOCATION OF INCORPORATION               PERCENT
SUBSIDIARIES OF THE REGISTRANT                      OR ORGANIZATION                   OWNERSHIP
---------------------------------             -------------------------              ----------

American Azide Corporation                              Nevada                         100%

American Pacific Corporation                            Nevada                         100%

AMPAC Farms, Inc.                                       Nevada                         100%